  Exhibit 99.2

SANUWAVE HEALTH REPORTS FULL YEAR 2019 FINANCIAL RESULTS

COVID-19 RELATED BUSINESS UPDATE

SUWANEE, GA, March 31, 2020 - SANUWAVE Health, Inc. (OTCQB: SNWV) reported financial results for the year ended December 31, 2019 with the SEC on Monday, March 30, 2020. The Company will also host a conference call today, March 31, 2020, at 9:00 a.m. Eastern Time.

Highlights from the fourth quarter:

●
Added Dr. Tom Price to the Board of Directors.

●
Brazil Joint Venture signed and funded, although not recognized in 2019 revenue.

●
Raised $5 million in capital through an institutional equity raise completed in December 2019 with a follow on completed in February of this year.

●
Finished calendar year 2019 with 110 shipped devices, and currently have placed over 130.

●
Over 450 patients treated and over 3,000 treatments performed.

●
Over 250 clinicians certified to use and treat with the dermaPACE System.

●
Ametus sales force trained and initial roll out began.

●
GCC roll out initiated with first shipments and treatments in Oman.

●
5 additional US patents and 1 European patent (8 countries) issued or pending since July 1, 2019.

“SANUWAVE’s focus during 2019 remained on placing devices with qualified clinicians in fifteen target states. The buzz around our device is growing through our expanded presence at tradeshows, the addition of new hires, multiple published articles, and an increased social media footprint. Our most important expansion is through word of mouth from industry professionals to each other about how great and successful the device is in treating DFU’s. We were set for 2020 to be our year of revenue break out, and ultimately reaching profitability. Due to the impact from the COVID-19 virus, we will continue to treat patients and build our backlog of future installations. Revenue fell short of our stated goal in the fourth quarter due to how we recognized exclusivity fees from the Brazil Joint Venture and from a conservative approach to payments based on claims data from our dermaPACE customers. We will discuss this in further detail during our conference call, but the cash from Brazil did come in and is non-refundable, we just could not recognize it in the quarter,” stated Kevin Richardson, CEO.

COVID-19 Business Update

Our top priority is the safety and well being of our employees, along with the clinicians and medical communities they serve. We have implemented a work from home schedule for all employees, unless asked to participate at a client site for training, install or treatment assistance. Many hospitals are not allowing sales representatives to enter the premises and many patients are being asked to stay home. This is having an impact on our procedures and placements in 2020 and is expected to continue until restrictions at the hospital level begin to open up again. In the meantime, our team is supporting their clinics with training and evaluation over video platforms and other forms of distance interactions. Our team is also continuing to build the back log of future placements, as unfortunately, DFU’s will continue to grow as a medical condition in the US and abroad.

Beginning last week, we began working with a number of home health organizations to bring the dermaPACE System into the patients’ home for treatments. There have been waivers granted in many states which allow home health care to bill for treatments in the home which otherwise would have been treated in a hospital wound clinic setting. Luckily our device can be mobile, is easy to set up and use, and will allow advanced wound care to be on site for the patients which can not or are not allowed into a hospital for treatment. We will also be offering our dermaPACE System for use in the nursing home and assisted living settings if clinicians feel that is the best way to treat patients who are not mobile during this trying time. We do not have an estimate of the number of placements or how much revenue will be generated through this home health initiative. Nonetheless it is important to focus on patient health and safety by leveraging the ability of dermaPACE System to be a mobile treatment.

SANUWAVE is also working with our partners in pursuing business opportunities where our technology and patents are proven to be beneficial to be used during the COVID-19 crisis. We have very strong research data that could allow us to capitalize on assisting in the crisis generated by COVID-19 pandemic. We are pursuing two very specific areas which build upon extensive scientific knowledge and leverages some of our existing and potentially future patents. We will update shareholders as these opportunities take shape in the coming weeks.

Lastly, SANUWAVE is exploring all potential from the CARES Act. Where we deem it beneficial to our employees, customers, community and shareholders we will pursue the benefits from this act. As capital is freed up or payments expedited, we will inform shareholders on a monthly basis.

“This past year set the stage for SANUWAVE to shift from a clinical research company to a rapidly growing commercialization company.  The process involves placing devices, training clinicians, gaining reimbursement, and supporting the infrastructure with more clinical research, published articles, and case studies.  This process will allow SANUWAVE to achieve the goal of delivering a dermaPACE System anywhere and everywhere a DFU is treated.  This allows SANUWAVE to accomplish the vision of providing a positive impact on life and the environment, one shock at a time. The coming year was poised to be one filled with strong revenue growth and a company achieving break even. The underlying trends in the wound care industry are even more favorable for dermaPACE than ever before. The product acceptance continues to grow, globally. We continue to work on reimbursement and claims processing to drive revenues. Reaching break-even is a matter of when not if. When we are in more normal times, we will provide detailed guidance on what shareholders can expect. Our long term goals remain unchanged, which is to have a dermaPACE System anywhere and everywhere a wound is treated to save limbs and save lives,” concluded Kevin Richardson.

2019 Financial Results

Revenues for the year ended December 31, 2019 were $1,028,730, compared to $1,850,060 for the same period in 2018, a decrease of $821,330, or 44%. Revenue resulted primarily from sales in Europe and Asia/Pacific of our orthoPACE devices and related applicators and sales in the United States and Asia/Pacific of our dermaPACE devices and related applicators. The decrease in revenue for 2019 a decrease in sales of orthoPACE devices, new applicators and refurbishment of applicators in Asia/Pacific and the European Community, as compared to the prior year.

Operating expenses for the year ended December 31, 2019 were $9,284,155, compared to $8,336,654 for the same period in 2018, an increase of $947,501, or 11%. Research and development expenses increased by $200,238. The increase was due to increased contracting expenses for temporary services, increased services related to the dosage study in Poland and increased expenses related to electrical testing for the device. Selling and marketing expenses for the year ended December 31, 2019 increased by $1,069,544, or 205%. The increase in sales and marketing expenses was due to an increase in hiring of trainers and salespeople, increased travel expenses for placement and training related to the commercialization of dermaPACE and increased participation in domestic and international tradeshows.
General and administrative expenses decreased $371,162, or 5%. The decrease was due to lower stock based compensation expense, lower lease expense related to pay off of lease agreement for devices in 2018 and lower travel and entertainment costs.

Net loss for the year ended December 31, 2019 was $10,429,839, or ($0.05) per basic and diluted share, compared to a net loss of $11,631,394, or ($0.08) per basic and diluted share, for the same period in 2018, a decrease in the net loss of $1,201,555, or 10%. The decrease in the net loss was primarily a result of increase in operating expenses, as explained above and offset by a decrease in interest expense.

Conference Call

The Company will host a conference call on Tuesday, March 31, 2019, beginning at 9AM Eastern Time to discuss the 2019 financial results, provide a business update and answer questions.

Shareholders and other interested parties can participate in the conference call by dialing 844-369-8770 (U.S.) or 862-298-0840 (international) or via webcast at https://www.webcaster4.com/Webcast/Page/2249/33910.

A replay of the conference call will be available beginning two hours after its completion through April 7, 2020, by dialing 877-481-4010 (U.S.) or 919-882-2331 and entering replay passcode 33910 and a replay of the webcast will be available at https://www.webcaster4.com/Webcast/Page/2249/33910 until July 1, 2020.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (OTCQB:SNWV) (www.SANUWAVE.com) is a shockwave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE® technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is US FDA cleared for the treatment of Diabetic Foot Ulcers.  The device is also CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, South Korea, Australia and New Zealand. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shockwave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC

Christopher Wynne

312-724-7845

cwynne@mparkcm.com

SANUWAVE Health, Inc.

Kevin Richardson II

CEO and Chairman of the Board

978-922-2447

investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2019 and 2018

	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,760,455	$364,549
Accounts receivable, net of allowance for doubtful accounts	75,543	234,774
Due from related parties	-	1,228
Inventory	542,955	357,820
Prepaid expenses and other current assets	125,405	125,111
TOTAL CURRENT ASSETS	2,504,358	1,083,482

PROPERTY AND EQUIPMENT, net	512,042	77,755

RIGHT OF USE ASSETS	323,661	-

OTHER ASSETS	41,931	16,491
TOTAL ASSETS	$3,381,992	$1,177,728

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,439,413	$1,592,643
Accrued expenses	1,111,109	689,280
Accrued employee compensation	1,452,910	340,413
Contract liabilities	66,577	131,797
Operating lease liability	173,270	-
Finance lease liability	121,634	-
Advances from related parties	18,098	-
Line of credit, related parties	212,388	883,224
Accrued interest, related parties	1,859,977	1,171,782
Short term notes payable	587,233	1,883,163
Convertible promissory notes, net	-	2,652,377
Notes payable, related parties, net	5,372,743	5,372,743
Warrant liability	-	1,769,669
TOTAL CURRENT LIABILITIES	12,415,352	16,487,091

NON-CURRENT LIABILITIES
Contract liabilities	573,224	46,736
Operating lease liability	185,777	-
Finance lease liability	271,240	-
TOTAL NON-CURRENT LIABILITIES	1,030,241	46,736
TOTAL LIABILITIES	13,445,593	16,533,827

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000
shares authorized; no shares issued and outstanding	-	-

PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001,	-
6,175 designated; 6,175 shares issued and 0 shares outstanding	-
in 2019 and 2018	-	-

PREFERRED STOCK, SERIES B CONVERTIBLE, par value $0.001,	-
293 designated; 293 shares issued and 0 shares outstanding	-
in 2019 and 2018	-	-

COMMON STOCK, par value $0.001, 350,000,000 shares authorized;	-
293,780,400 and 155,665,138 issued and outstanding in 2019 and	-
2018, respectively	293,781	155,665

ADDITIONAL PAID-IN CAPITAL	115,457,808	101,153,882

ACCUMULATED DEFICIT	(125,752,956)	(116,602,778)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(62,234)	(62,868)
TOTAL STOCKHOLDERS' DEFICIT	(10,063,601)	(15,356,099)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,381,992	$1,177,728

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
Years Ended December 31, 2019 and 2018

	2019	2018

REVENUES
Product	$645,169	$949,601
License fees	315,557	819,696
Other revenue	68,004	80,763
TOTAL REVENUES	1,028,730	1,850,060

COST OF REVENUES
Product	454,862	525,216
Other	84,061	168,448
TOTAL COST OF REVENUES	538,923	693,664

GROSS MARGIN	489,807	1,156,396

OPERATING EXPENSES
Research and development	1,181,892	981,654
Selling and marketing	1,590,957	521,413
General and administrative	6,440,093	6,811,255
Depreciation	71,213	22,332
TOTAL OPERATING EXPENSES	9,284,155	8,336,654

OPERATING LOSS	(8,794,348)	(7,180,258)

OTHER INCOME (EXPENSE)
Gain on warrant valuation adjustment	227,669	55,376
Interest expense	(1,147,986)	(3,708,562)
Interest expense, related party	(688,195)	(787,586)
Other income, net	-	9,952
Loss on foreign currency exchange	(26,979)	(20,316)
TOTAL OTHER INCOME (EXPENSE), NET	(1,635,491)	(4,451,136)

NET LOSS	(10,429,839)	(11,631,394)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	19,844	(19,085)
TOTAL COMPREHENSIVE LOSS	$(10,409,995)	$(11,650,479)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.05)	$(0.08)

Weighted average shares outstanding - basic and diluted	203,588,106	149,537,777

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
Years Ended December 31, 2018 and 2017

	Preferred Stock		Common Stock
	Number of		Number of				Accumulated
	Shares		Shares				Other
	Issued and		Issued and		Additional Paid-	Accumulated	Comprehensive
	Outstanding	Par Value	Outstanding	Par Value	in Capital	Deficit	Loss	Total

Balances as of December 31, 2017	-	$-	139,300,122	$139,300	$94,995,040	$(104,971,384)	$(43,783)	$(9,880,827)
Net loss	-	-	-	-	-	(11,631,394)	-	(11,631,394)
Cashless warrant exercises	-	-	6,395,499	6,396	(6,396)	-	-	-
Proceeds from warrant exercise	-	-	422,939	423	40,305	-	-	40,728
Shares issued for services	-	-	1,049,340	1,049	180,451	-	-	181,500
Conversion of promissory notes	-	-	8,497,238	8,497	926,199	-	-	934,696
Warrants issued for services	-	-	-	-	828,690	-	-	828,690
Stock-based compensation	-	-	-	-	2,480,970	-	-	2,480,970
Warrants issued with convertible promissory notes	-	-	-	-	808,458	-	-	808,458
Beneficial conversion feature on convertible promissory notes	-	-	-	-	709,827	-	-	709,827
Warrants issued with promissory note	-	-	-	-	36,104	-	-	36,104
Beneficial conversion feature on promissory notes	-	-	-	-	35,396	-	-	35,396
Reclassification of warrant liability to equity	-	-	-	-	118,838	-	-	118,838
Foreign currency translation adjustment	-	-	-	-	-	-	(19,085)	(19,085)

Balances as of December 31, 2018	-	-	155,665,138	155,665	101,153,882	(116,602,778)	(62,868)	(15,356,099)
Net loss	-	-	-	-	-	(10,429,839)	-	(10,429,839)
Cashless warrant exercises	-	-	4,962,157	4,962	(4,962)	-	-	-
Cashless warrant exercises with waived proceeds	-	-	450,000	450	35,550	-	-	36,000
Proceeds from warrant exercise	-	-	40,284,422	40,285	3,581,674	-	-	3,621,959
Conversion of short term notes and convertible notes payable	-	-	65,247,517	65,248	6,427,607	-	-	6,492,855
Reclassification of warrant liability to equity due to adoption of ASU 2017-11	-	-	-	-	262,339	1,279,661	-	1,542,000
Conversion of line of credit, related parties to equity	-	-	7,020,455	7,020	672,980	-	-	680,000
Warrants issued for services	-	-	-	-	186,867	-	-	186,867
Shares issued for services	-	-	150,000	150	28,350	-	-	28,500
Proceeds from PIPE offering	-	-	20,000,711	20,001	2,780,099	-	-	2,800,100
Stock-based compensation	-	-	-	-	333,422	-	-	333,422
Foreign currency translation adjustment	-	-	-	-	-	-	634	634

Balances as of December 31, 2019	-	$-	293,780,400	$293,781	$115,457,808	$(125,752,956)	$(62,234)	$(10,063,601)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2019 and 2018

	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,429,839)	$(11,631,394)
Adjustments to reconcile net loss
to net cash used by operating activities
Depreciation	71,213	22,332
Change in allowance for doubtful accounts	39,331	(59,752)
Stock-based compensation	333,422	2,480,970
Warrants issued for consulting services	186,867	828,690
Stock issued for consulting services	28,500	181,500
Gain on warrant valuation adjustment	(227,669)	(55,376)
Amortization of operating leases	(9,236)	-
Amortization of debt issuance costs	-	2,767,361
Amortization of debt discount	-	150,484
Waived proceeds from warrant exercise	36,000	-
Accrued interest	1,159,713	410,289
Interest payable, related parties	688,195	485,875
Changes in operating assets and liabilities
Accounts receivable - trade	(8,600)	(22,502)
Inventory	(185,135)	(123,118)
Prepaid expenses	(294)	(34,823)
Due from related parties	1,228	-
Other assets	(25,440)	(3,802)
Operating leases	44,622	-
Accounts payable	(138,730)	276,120
Accrued expenses	421,829	188,708
Accrued employee compensation	1,134,497	338,733
Contract liabilties	468,768	178,533
NET CASH USED BY OPERATING ACTIVITIES	(6,410,758)	(3,621,172)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(53,939)	(42,888)
NET CASH USED BY INVESTING ACTIVITIES	(53,939)	(42,888)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from PIPE offering	2,800,100	-
Advances from related parties	2,055,414	-
Proceeds from warrant exercise	1,758,142	40,728
Proceeds from short term note	1,215,000	1,637,497
Proceeds from line of credit, related party	90,000	624,000
Proceeds from convertible promissory notes, net	-	1,159,785
Proceeds from note payable, product	-	96,708
Payment on line of credit, related party	-	(144,500)
Payments on note payable, product	-	(96,708)
Payments of principal on finance leases	(58,687)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	7,859,969	3,317,510

EFFECT OF EXCHANGE RATES ON CASH	634	(19,085)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,395,906	(365,635)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	364,549	730,184
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,760,455	$364,549

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$-	$151,227

NONCASH INVESTING AND FINANCING ACTIVITIES
Other warrant exercise	$1,863,815	$-

Conversion of line of credit, related party to equity	$680,000	$-

Conversion of short term notes payable to equity	$3,559,542	$-

Conversion of convertible promissory notes to equity	$2,933,313	$934,696

Reclassification of warrant liability to equity	$1,542,000	$-

Accounts payable and accrued employee compensation converted to equity	$36,500	$-

Additions to right of use assets from new operating lease liabilities	$476,029	$-

Additions to right of use assets from new finance lease liabilities	$451,561	$-

Reclassification of warrant liability to equity	$-	$118,838

Advances payable converted to convertible promissory notes	$-	$310,000

Accounts payable converted to convertible promissory notes	$-	$120,000

Beneficial conversion feature on convertible debt	$-	$745,223

Warrants issued with debt	$-	$844,562